Exhibit 10-5

SECOND AMENDMENT

TO

MORTGAGE LOAN WAREHOUSING AGREEMENT

THIS SECOND AMENDMENT TO MORTGAGE LOAN WAREHOUSING AGREEMENT (the Second Amendment) is made and dated as of the 15th day of October, 1999 by and among FIRST MORTGAGE CORPORATION, a California corporation (the Company), the Lenders, SANWA BANK CALIFORNIA, as collateral agent for the Lenders (in such capacity, the Collateral Agent), and BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as administrative agent for the Lenders (in such capacity, the "Administrative Agent).

RECITALS

A. Pursuant to that certain Mortgage Loan Warehousing Agreement dated as of July 22, 1999 among the Company, the Lenders and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

B. The parties hereto have agreed to amend the Credit Agreement in certain respects, as set forth more particularly below.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendments.

(a) Eligible Mortgage-Backed Security. To reflect the agreement of the parties hereto to change the definition of the term "Eligible Mortgage-Backed Security," effective as of the Second Amendment Effective Date (as defined in Paragraph 3 below), the definition of the term "Eligible Mortgage-Backed Security" set forth in the Glossary is hereby amended by deleting subparagraph (g) set forth therein.

(b) Unit Collateral Value. To reflect the agreement of the parties hereto to change the

Unit Collateral Value of Eligible Mortgage-Backed Securities, effective as of the Second

Amendment Effective Date, subparagraph (f) of the definition of the term "Unit Collateral

Value" set forth in the Glossary is hereby amended to read in its entirety as follows:

"(f) With respect to each Eligible Mortgage-Backed Security that has been included in the Warehouse Borrowing Base for not more than sixty (60) days, ninetynine percent (99%) of the least of: (1) the face amount thereof, (2) the Applicable Take-Out Price therefor, if any, and (3) the Fair Market Value thereof; and with respect to each Eligible Mortgage-Backed Security that has been included in the

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Warehouse Borrowing Base for more than sixty (60) days, ninety-two percent (92%) of the least of: (1) the face amount thereof, (2) the Applicable Take-Out Price therefor, if any, and (3) the Fair Market Value thereof."

(c) Fair Market Value. To reflect the agreement of the parties hereto to add certain provisions regarding the Fair Market Value, effective as of the Second Amendment Effective Date, the term "Fair Market Value" set forth in the Glossary is hereby amended to read in its entirety as follows:

"'Fair Market Value' shall mean at any date with respect to any Mortgage Loan or Mortgage-Backed Security, the fair market value thereof as of such date as determined by the Administrative Agent in its reasonable business judgment in conformity with standard industry practice for valuing similar Mortgage Loans and Mortgage-Backed Securities; provided, however, that the Administrative Agent may rely on information provided by the Company to the Administrative Agent pursuant to Paragraph 9(b)(4) of the Agreement; and provided further, that the Fair Market Value of any Mortgage-Backed Security shall not exceed at any date the lowest Fair Market Value determined prior to such date for such Mortgage-Backed Security during the term it is included in the Warehouse Borrowing Base."

(d) Applicable Eurodollar Rate. To reflect the agreement of the parties hereto to modify the Eurodollar Spread in connection with the Applicable Eurodollar Rate, effective as of the Second Amendment Effective Date, the definition of the term "Eurodollar Spread" set forth in the Glossary is hereby amended to read in its entirety as follows:

"'Eurodollar Spread' shall mean: (a) with respect to Standard Loans up to a principal amount equal to the Collateral Value of the Warehouse Borrowing Base consisting of Eligible Mortgage-Backed Securities, three-quarters of one percent (0.75%), (b) with respect to any remaining Standard Loans, one and one-quarter of one percent (1.25%), and (c) with respect to Gestation Loans, three-quarters of one percent (0.75%)."

(e) Applicable Effective Fed Funds Rate. To reflect the agreement of the parties hereto to modify the Applicable Effective Fed Funds Rate, effective as of the Second Amendment Effective Date, the term "Applicable Effective Fed Funds Rate" set forth in the Glossary is hereby amended to read in its entirety as follows:

"'Applicable Effective Fed Funds Rate' shall mean on any day the Effective

Fed Funds Rate on such day plus, (a) with respect to Standard Loans and Swing Line

Loans up to a principal amount equal to the Collateral Value of the Warehouse

Borrowing Base consisting of Eligible Mortgage-Backed Securities, three-quarters of one percent (0.75%), (b) with respect to any remaining Standard Loans and Swing

Line Loans, one and one-quarter of one percent (1.25%), and (c) with respect to

Gestation Loans, three-quarters of one percent (0.75%)."

2. Reaffirmation of Loan Documents. The Company affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Second Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the

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obligations of the Company or the rights of the Lenders under the Credit Agreement and the other Loan Documents or any other document or instrument made or given by the Company in connection therewith, (b) the terms "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

3. Second Amendment Effective Date. This Second Amendment shall be effective as of July 22, 1999 (the "Second Amendment Effective Date") upon the receipt by the Administrative Agent of this Second Amendment duly executed by all parties hereto.

4. No Other Amendment. Except as expressly amended herein, the Credit Agreement and other Loan Documents shall remain in full force and effect as currently written.

5. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6. Representations and Warranties. The Company hereby represents and warrants to the Lender as follows:

(a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Second Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment. This Second Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

(b) At and as of the date of execution hereof and at and as of the effective date of this

Second Amendment and both prior to and after giving effect to this Second Amendment: (1) the representations and warranties of the Company contained in the Credit Agreement and the other

Loan Documents are accurate and complete in all respects, and (2) there has not occurred an

Event of Default or Potential Default under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

FIRST MORTGAGE CORPORATION

By

Name

Title

BANK OF AMERICA, N.A., as the Administrative

Agent and a Lender

By

Name

Title

SAN WA BANK CALIFORNIA, as the Collateral

Agent and a Lender

By

Name

Title

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